Exhibit 10.37

[DATE]

[RECIPIENT ADDRESS]

Dear [DIRECTOR]:

Trinseo S.A. (the “Company” or “Trinseo”) is pleased to offer you an opportunity to join the Board of Directors (the “Board”) of the Company and [COMMITTEE]. Your appointment will take effect [DATE]. This Letter Agreement outlines the terms of your appointment.

In connection with your appointment as a member of the Board of Directors and as a member of the [COMMITTEE], you will be entitled to:

•	An annual Cash Retainer fee of $90,000, which will be paid quarterly.

•	[COMMITTEE RETAINER, IF APPLICABLE]

•	An annual Equity Retainer payable in the form of restricted stock units (“RSU’s”) equivalent to $90,000 in value, which will fully vest on the first anniversary of each respective grant date, subject to your continued service as a member of the Board. The first grant of RSU’s will be made upon you joining the Board, and each subsequent year you will receive an annual grant of RSU’s at the time of the Company’s annual meeting of stockholders.

The Company will reimburse you for all reasonable travel expenses that you incur in connection with your attendance at meetings of the Board, and the [COMMITTEE], in accordance with the Company’s expense reimbursement policy as in effect from time to time.

In addition, you will receive indemnification as a director of the Company as set forth in the Company’s certificate of incorporation and bylaws.

While you serve on the Board of Directors of the Company, please notify the Company’s legal department of any conflicts of interests that may arise with respect to the Company.

We hope that you will accept our offer to join the Company’s Board and [COMMITTEE], and indicate your agreement with these terms and accept this offer by signing and dating this letter.

Yours very truly,

1000 Chesterbrook Boulevard, Suite 300, Berwyn, PA 19312

Christopher Pappas,	Stephen Zide
President and CEO	Managing Director

I have read and accept this offer to join the Trinseo S.A. Board of Directors:

Director	Date:

1000 Chesterbrook Boulevard, Suite 300, Berwyn, PA 19312